Exhibit 99.1


                           The Tredegar Trust Company
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Tredegar Trust Company ("TTC") to be held at the offices of TTC, Riverfront Plaza, West Tower, 901 East Byrd Street, Richmond, Virginia on June __, 1997 at 9:30 a.m., local time, or any adjournments thereof, for the following purposes:


         1. To approve the Agreement and Plan of Reorganization, dated as of March 28, 1997, between TTC, Independent Community Bankshares, Inc. ("ICBI") and TTC Acquisition Subsidiary, Inc. ("Acquisition") and a related Plan of Merger (collectively, the "Reorganization Agreement"), providing for a Merger of TTC and Acquisition (the "Reorganization") upon the terms and conditions therein, including among other things that each issued and outstanding share of TTC Common Stock will be exchanged for shares of ICBI Common Stock, with cash being paid in lieu of issuing fractional shares. The Reorganization Agreement is enclosed with the accompanying Proxy Statement/Prospectus as Appendix A.

            [   ]  FOR                [   ] AGAINST              [   ] ABSTAIN


         2. To elect the ten (10) directors listed below to serve for a one year term and until their successors are elected and qualified.

[   ]  FOR nominees listed below            [   ] WITHHOLD AUTHORITY to
       (except as written on the                  vote for all nominees listed
       line below)                                below


                Heriot Clarkson                    Ivor Massey, Jr.
               F. E. Deacon, III                    John D. Perrin
                Delman H. Eure                     Richard L. Ramsey
            James W. Harkness, Jr.                 Stuart C. Siegel
                Gary D. LeClair                   James C. Wheat, III


                  (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)


                 ---------------------------------------------

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.




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         THIS  PROXY,  WHEN  PROPERLY  EXECUTED,  WILL BE  VOTED  IN THE  MANNER
DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.



                                      ----------------------------------------
                                                    Signature


                                      ----------------------------------------
                                                    Signature


                                      Dated:

                                      (In signing as Attorney, Administrator,
                                      Executor, Guardian or Trustee, please
                                      add your title as such)


                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY